                                                                    Exhibit 10.9


                                                                  Execution Copy

                  AMENDMENT, dated as of June 22, 1998 (this "AMENDMENT"), to the Credit Agreement, dated as of October 30,1996 (as the same may be amended, supplemented, waived or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein but not otherwise defined herein shall be as defined in the Credit Agreement), among THE WILLIAM CARTER COMPANY, a Massachusetts corporation ("CARTER'S" or the "COMPANY"), as successor by merger to TWCC ACQUISITION CORP., a Massachusetts corporation, the several lenders from time to time parties thereto (the "LENDERS"), CHASE SECURITIES INC. ("CSI") and BT SECURITIES CORPORATION ("BTSC"), as arrangers (the "ARRANGERS"), CSI, as advisor to the Company in connection with the Merger (as defined in the Credit Agreement) and the other transactions contemplated by the Credit Agreement, BANKERS TRUST COMPANY, as syndication agent (in such capacity, the "SYNDICATION AGENT"), GOLDMAN SACHS CREDIT PARTNERS L.P. ("GOLDMAN SACHS"), as documentation agent (in such capacity, the "DOCUMENTATION AGENT") and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT").

                               W I T N E S S E T H

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain loans and other extensions of credit to the Company;

                  WHEREAS, the Company has requested that the Lenders amend the Credit Agreement to, among other things, (i) increase aggregate Revolving Credit Commitments to $65,000,000, (ii) provide that the Applicable Margin and commitment fees be based upon the financial leverage of the Company, (iii) increase the Letter of Credit sublimit to $15,000,000, (iv) permit the Company to retain Net Proceeds from the possible sale of its Textile Operations (as defined herein) subject to certain terms and conditions and (v) increase the Base Amount in respect of Capital Expenditures to $20,000,000 for each fiscal year of the Company;

                  WHEREAS, the Lenders are willing to agree to the requested amendments, but only upon the terms and conditions set forth herein;

                  NOW THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

I.     AMENDMENTS TO THE CREDIT AGREEMENT.

                  1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.

                  2. AMENDMENT TO SUBSECTION 1.1 (DEFINED TERMS). Subsection 1.1 of the Credit Agreement is hereby amended by (a) deleting clause (b) from the definition of "Net Proceeds" therein in its entirety and substituting in lieu thereof the following clause (b):

         "(b) any Asset Sale, excluding (i) any net proceeds received upon any condemnation or exercise of rights of eminent domain to the extent the same shall be deemed not to constitute Net Proceeds pursuant to the proviso to subsection 8.5(d), (ii) any proceeds of insurance received upon any casualty or loss, (iii) any net proceeds consisting of repayments or prepayments, in whole or in part, of loans permitted under subsection 8.6(g) or any interest or other amounts paid in respect of such loans and
      (iv) any net proceeds received from the sale or other disposition of the Textile Operations not to exceed $30,000,000 in the aggregate (including any net proceeds consisting of principal repayments or prepayments under clause (iii)) PROVIDED that, in the case of clause (iv), (x) such net proceeds (excluding any net proceeds under clause (iii)) are reinvested in new or existing properties within eighteen months and (y) the Senior Leverage Ratio based upon the date of the most recent financial statements delivered to the Administrative Agent pursuant to subsection 7.1(c) prior to the date of receipt of such net proceeds (excluding any net proceeds under clause (iii)) shall be less than 2.50 to 1.00;";

                  (b) deleting the definitions of "Applicable Margin" and "Revolving Credit Commitment" therein in their entirety and substituting in lieu thereof in proper alphabetical order the following:

                  "APPLICABLE MARGIN": for any day, with respect to any Term Loan, Revolving Credit Loan or Swing Line Loan of the Types set forth below, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under each caption for Term Loans, Revolving Credit Loans or Swing Line Loans, as the case may be, of "Alternate Base Rate Loan" or "Eurodollar Loan" or under the caption "Commitment Fee Rate", as the case may be, based upon the Total Leverage Ratio as set forth under the relevant column heading below:

---------------------------- --------------- -------------- -------------- ------------ ----------- -----------
                               REVOLVING      REVOLVING                                 SWING       COMMITMENT
   TOTAL LEVERAGE RATIO:      CREDIT LOANS   CREDIT LOANS    TERM LOANS    TERM LOANS   LINE LOANS  FEE RATE

                             Alternate       Eurodollar     Alternate      Eurodollar   Alternate
                             Base Rate Loan  Loan           Base           Loan         Base Loan
                                                            Rate Loan
---------------------------- --------------- -------------- -------------- ------------ ----------- -----------
      4.75 and above             1.50%           2.50%          1.75%         2.75%       1.50%       0.50%
---------------------------- --------------- -------------- -------------- ------------ ----------- -----------
  4.25 and above but less        1.25%           2.25%          1.50%         2.50%       1.25%       0.50%
       than 4.75
---------------------------- --------------- -------------- -------------- ------------ ----------- -----------
  4.00 and above but less        1.00%           2.00%          1.25%         2.25%       1.00%       0.50%
       than 4.25
---------------------------- --------------- -------------- -------------- ------------ ----------- -----------
  3.50 and above but less        0.75%           1.75%          1.00%         2.00%       0.75%      0.375%
       than 4.00
---------------------------- --------------- -------------- -------------- ------------ ----------- -----------
      less than 3.50             0.50%           1.50%          1.00%         2.00%       0.50%      0.375%
---------------------------- --------------- -------------- -------------- ------------ ----------- -----------

      The Applicable Margin for any date shall be determined by reference to the Total Leverage Ratio as of the last day of the fiscal quarter most recently ended, and any change in the Applicable Margin shall become effective upon the delivery to the Administrative Agent of a certificate of the chief financial officer of the Company pursuant to subsection 7.2(b) (which certificate may be delivered prior to delivery of the relevant financial statements) with respect to the financial statements to be delivered pursuant to subsection 7.1(a) and (b) for the most recently ended fiscal quarter or fiscal year, as the case may be, (x) setting forth in reasonable detail the calculation of the Total Leverage Ratio at the end of such fiscal quarter and (y) stating that the signer has reviewed the terms of this Agreement and other Credit Documents and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the applicable fiscal quarter, and that the signer does not have knowledge of the existence as of the date of such officers' certificate of any Event of Default or Default and any such change in the Applicable Margin shall apply (i) in the case of Alternate Base Rate Loans, to Alternate Base Rate Loans outstanding on such delivery date or made on and after such delivery date, (ii) in the case of Eurodollar Loans, to Eurodollar Loans outstanding on such delivery date or made on and after such delivery date and (iii) in the case of commitment fees, to the Available Revolving Credit Commitments on and after such delivery date in accordance with subsection 3.2. It is understood that the foregoing certificate of the chief financial officer shall be permitted to be delivered prior to, but in no event later than, the time of the actual delivery of the financial statements required to be delivered pursuant to subsection 7.1. Notwithstanding the foregoing, (i) at all times from the date of effectiveness of the Amendment, dated as of June 22, 1998, to this Agreement to the date on which the chief financial officer delivers the certificate set forth in the first sentence of this paragraph in respect of the financial statements delivered pursuant to subsection 7.1 for the fiscal year of the Company ended January 2, 1999, the Applicable Margin shall be (v) for Revolving Credit Loans which are Eurodollar Loans, 2.25%,
      (w) for Revolving Credit Loans and Swing Line Loans which are Alternate Base Rate Loans, 1.25%, (x) for Term Loans which are Eurodollar Loans, 2.50%, (y) for Term Loans which are Alternate Base Rate Loans, 1.50% and
      (z) with respect to commitment fees payable hereunder, 0.50% or (ii) if the Company fails to deliver the certificate required under subsection 7.2(b) with respect to a fiscal quarter or fiscal year, as the case may be, then the Applicable Margin shall be (x) during the period from the date upon which such certificate was required to be delivered until the date upon which it actually is delivered, the Applicable Margin in effect immediately prior to the date such certificate was due, and (y) if such certificate, when actually delivered, would have required an increase in the Applicable Margin over the Applicable Margin in effect immediately prior to the date such certificate was due, the Company shall promptly following the delivery of such certificate pay to the Lenders and the Administrative Agent any additional amounts of interest or fees which would have been payable on any previous Interest Payment Date had such higher Applicable Margin been in effect from the date such certificate was required to be delivered."

         "REVOLVING CREDIT COMMITMENT": as to any Lender, its obligations to make Revolving Credit Loans to the Company pursuant to subsection 3.1, and to purchase its L/C Participating Interest in any Letter of Credit, in an aggregate amount not to exceed the amount set forth under such Lender's name in Schedule I opposite the caption "Revolving Credit Commitment" or in Schedule 1 to the Assignment and Acceptance by which such Lender acquired its Revolving Credit Commitment, as the same may be reduced from time to time pursuant to subsection 4.3 or 4.4(b) or adjusted pursuant to subsection 11.6(c); collectively, as to all the Lenders, the "REVOLVING CREDIT COMMITMENTS". In no event shall the aggregate Revolving Credit Commitments of all Lenders exceed $65,000,000 at any time."; and

                  (c) adding the following definitions of "Consolidated Senior Funded Indebtedness", "Senior Leverage Ratio", "Textile Operations" and "Total Leverage Ratio" thereto in proper alphabetical order:

         "CONSOLIDATED SENIOR FUNDED INDEBTEDNESS": at a particular date, Consolidated Funded Indebtedness MINUS subordinated indebtedness, if any, of the Company and its Subsidiaries."

         "SENIOR LEVERAGE RATIO": at any date, the ratio of average
      Consolidated Senior Funded Indebtedness of the Company and its Subsidiaries for the period of twelve consecutive fiscal months most recently ended prior to such date to Consolidated EBITDA for the four consecutive fiscal quarters ended as of such date; PROVIDED that with respect to any acquisition permitted by subsection 8.7, the last four fiscal quarters of Consolidated EBITDA (as may be adjusted for post acquisition cost savings reasonably agreed to by the Company and the Administrative Agent) of the acquired company shall be added for the purposes of calculating this ratio; PROVIDED, FURTHER, that, average Consolidated Senior Funded Indebtedness for a period of twelve consecutive fiscal months shall be determined by dividing (a) the aggregate of Consolidated Senior Funded Indebtedness as of the last day of each of the twelve consecutive fiscal months by (b) 12 for the purpose of calculating this ratio."

         "TEXTILE OPERATIONS": all or a substantial portion of the real and personal property used in connection with the textile operations conducted by the Company at its facility located at Railroad Street, Barnesville, Georgia."

         "TOTAL LEVERAGE RATIO": at any date, the ratio of average Consolidated Funded Indebtedness of the Company and its Subsidiaries for the period of twelve consecutive fiscal months most recently ended prior to such date to Consolidated EBITDA for the four consecutive fiscal quarters ended as of such date; PROVIDED that with respect to any acquisition permitted by subsection 8.7, the last four fiscal quarters of Consolidated EBITDA (as may be adjusted for post acquisition cost savings reasonably agreed to by the Company and the Administrative Agent) of the acquired company shall be added for the purposes of calculating this ratio; PROVIDED, FURTHER, that average Consolidated Funded Indebtedness for a period of twelve consecutive fiscal months shall be determined by dividing (a) the aggregate of Consolidated Funded Indebtedness as of the last day of each of the twelve consecutive fiscal months by (b) 12 for the purposes of calculating this ratio.".

                  3. AMENDMENT TO SUBSECTION 3.1 (REVOLVING CREDIT COMMITMENTS). Subsection 3.1 of the Credit Agreement is hereby amended by deleting the second sentence in paragraph (a) thereof in its entirety and substituting in lieu thereof the following sentence:

         "Notwithstanding the above, in no event shall any Revolving Credit Loans be made, or Letter of Credit be issued, if the aggregate amount of the Revolving Credit Loans to be made or Letter of Credit to be issued would, after giving effect to the use of proceeds, if any, thereof, exceed the aggregate Available Revolving Credit Commitments nor shall any Letter of Credit be issued if after giving effect thereto the sum of the undrawn amount of all outstanding Letters of Credit and the amount of all L/C Obligations would exceed $15,000,000.".

                  4. AMENDMENT TO SUBSECTION 4.4 (OPTIONAL AND MANDATORY PREPAYMENTS; REPAYMENTS OF TERM LOANS). Subsection 4.4 of the Credit Agreement is hereby amended by adding the following sentence to the end of clause (iv) of paragraph (b) thereof:

         "For purposes of this clause (iv), any gain from the sale or other disposition of the Textile Operations shall be excluded from the calculation of Excess Cash Flow.".

                  5. AMENDMENT TO SUBSECTION 7.2 (CERTIFICATES; OTHER INFORMATION). Subsection 7.2 of the Credit Agreement is hereby amended by deleting paragraph (b) thereof in its entirety and substituting in lieu thereof the following paragraph (b):

         "(b) within 15 days of the delivery of the financial statements referred to in subsection 7.1(a) and (b) (except that the certificate referred to in clause (iii) below shall be delivered concurrently with such financial statements and the certificate in clause (vi) may be delivered prior to delivery of such financial statements), a certificate of the chief financial officer of the Company stating that, to the best of such officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Company has complied with the requirements of subsection 7.9 with respect thereto), (ii) neither the Company nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto, (iii) each of the Company and its Subsidiaries has observed or performed all of its respective covenants and other agreements, and satisfied every material condition, contained in this Agreement, the Notes and the other Credit Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (iv) showing in detail as of the end of the related fiscal period the figures and calculations supporting such statement in respect of clause (e) of subsection 8.1, clauses (b) and (e) of subsection 8.3, subsections 8.7 through 8.11 and clause (vi) of this subsection 7.2(b) and any other calculations reasonably requested by the Administrative Agent with respect to the quantitative aspects of the other covenants contained herein, (v) if not specified in the financial statements delivered pursuant to subsection 7.1, specifying the aggregate amount of interest paid or accrued by the Company and its Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Company and its Subsidiaries, during such accounting period and (vi) setting forth the Total Leverage Ratio as of the last day of such fiscal quarter or fiscal year, as the case may be, for purposes of determining the `Applicable Margin' as defined in this Agreement;".

                  6. AMENDMENT TO SUBSECTION 8.4 (PROHIBITION OF FUNDAMENTAL CHANGES). Subsection 8.4 of the Credit Agreement is hereby amended by inserting in the fifth line thereof the phrase "or (h)" immediately after the phrase "except (a) for the transactions otherwise permitted pursuant to clause (b)" therein.

                  7. AMENDMENT TO SUBSECTION 8.5 (PROHIBITION ON SALE OF ASSETS). Subsection 8.5 of the Credit Agreement is hereby amended by (a) deleting the second occurrence of the word "and" from paragraph (f) thereof, (b) deleting the period at the end of paragraph (g) thereof and substituting in lieu thereof the phrase "; and", and (c) by adding the following paragraph (h) to the end thereof:

         "(h) for the sale or other disposition of the Textile Operations at least 66 2/3% of the aggregate consideration for which shall consist of cash.".

                  8. AMENDMENT TO SUBSECTION 8.6 (LIMITATION ON INVESTMENTS, LOANS AND ADVANCES). Subsection 8.6 of the Credit Agreement is hereby amended by
(a) deleting the final occurrence of the word "and" from paragraph (e) thereof,
(b) deleting the period at the end of paragraph (f) thereof and substituting in lieu thereof the phrase "; and", and (c) by adding the following paragraph (g) to the end thereof:

         "(g) the Company may make loans to purchasers of the Textile Operations not to exceed $10,000,000 in aggregate principal amount at any time on terms reasonably satisfactory to the Administrative Agent and solely for the purpose of financing the acquisition of the Textile Operations.".

                  9. AMENDMENT TO SUBSECTION 8.7 (CAPITAL EXPENDITURES). Subsection 8.7 of the Credit Agreement is hereby amended by (a) deleting the table set forth therein in its entirety and substituting in lieu thereof the following table:

                "Fiscal Year
                 or Period                              Base Amount
                 ---------                              -----------

                    1998                                $20,000,000

                    1999                                $20,000,000

                    2000                                $20,000,000

                    2001                                $20,000,000

                    2002                                $20,000,000

             January 1, 2003 to                      $20,000,000"; and
              October 31, 2003

                  (b) adding the phrase "and (h)" to the end of the second proviso thereto.

                  10. AMENDMENT TO SCHEDULE I OF THE CREDIT AGREEMENT (LIST OF ADDRESSES FOR NOTICES; LENDING OFFICES; COMMITMENT AMOUNTS). Schedule I of the Credit Agreement is hereby amended by deleting such Schedule in its entirety and substituting in lieu thereof Schedule I set forth on Annex A attached hereto.

II.     GENERAL PROVISIONS.

                  1. REPRESENTATIONS AND WARRANTIES. On and as of the date hereof and after giving effect to this Amendment, the Company hereby confirms and reaffirms that the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct in all material respects, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Company hereby confirms and reaffirms that such representations and warranties are true and correct in all material respects as of such earlier date.

                  2. CONDITIONS TO EFFECTIVENESS OF AMENDMENT. This Amendment shall become effective upon satisfaction of the following conditions:

         (a) The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by the Company, the Administrative Agent and the Lenders;

         (b)(i) The Administrative Agent shall have received, for the account of the Lenders, all fees due and payable to the Lenders; and

         (ii) The Administrative Agent shall have received all other fees, expenses and other consideration required to be paid or delivered to the Administrative Agent on or before the date of effectiveness of this Amendment.

                  3. CONTINUING EFFECT; NO OTHER AMENDMENTS. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute a consent, amendment or waiver of, or an indication of the Lenders' willingness to consent to, amend or waive, any other provisions of the Credit Agreement or the same subsections for any other date or time period (whether or not such other provisions or compliance with such subsections for another date or time period are affected by the circumstances addressed in this Amendment).

                  4. EXPENSES. The Company agrees to pay and reimburse the Administrative Agent for all its reasonable costs and expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

                  5. COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by the parties hereto shall be delivered to the Company and the Administrative Agent.

                  6. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                           THE WILLIAM CARTER COMPANY

                           By: /s/ MICHAEL D. CASEY
                              ------------------------------
                                    Michael D. Casey
                               Senior Vice President & CFO

                           THE CHASE MANHATTAN BANK, as
                           Administrative Agent, Issuing Lender and a Lender

                           By: /s/ DAVID MICHAELS
                              ------------------------------
                                   David Michaels
                                   Vice President

                           BANKERS TRUST COMPANY, as Syndication Agent and as a Lender

                           By: /s/  GREGORY SHEFIN
                              ------------------------------
                                   Gregory Shefin
                                   Vice President

                           GOLDMAN SACHS CREDIT PARTNERS L.P., as Documentation Agent and as a Lender

                           By: /s/ STEPHEN B. KING
                              ------------------------------
                                   Stephen B. King
                                Authorized Signatory

                                                                         ANNEX A

                                                               Schedule 1 to the
                                                                Credit Agreement
                                                                ----------------

                       LENDERS, ADDRESSES AND COMMITMENTS

                                             Revolving Credit        Term Loan
                                                Commitment        Commitment (a)             Total
THE CHASE MANHATTAN BANK                      $12,350,000.00       ------------         $ 12,350,000.00
1375 Broadway, Suite 800
New York, NY 10018

Attn. David Michaels
Telecopy: 212-827-4497

BANKERS TRUST COMPANY                         $11,050,000.00       ------------         $ 11,050,000.00
130 Liberty Street
New York, NY 10016

Attn. Larry Benison
Telecopy: 212-250-7351

GOLDMAN SACHS CREDIT PARTNERS L.P.            $10,400,000.00       ------------         $ 10,400,000.00
85 Broad Street, 16th Floor
New York, NY 10004

Attn. Steven King
Telecopy: 212-902-2417

FIRST UNION NATIONAL BANK                     $10,400,000.00       ------------         $ 10,400,000.00
One First Union Center
301 S. College Street, DC-5
Charlotte, NC 28288-0737

Attn. George L. Woolsey
Telecopy: 704-374-3300

THE FIRST NATIONAL BANK OF BOSTON             $10,400,000.00       ------------         $ 10,400,000.00
100 Federal Street
Boston,  MA 02110

Attn. Kimberly F. Harris
Telecopy: 617-434-4929

FLEET BANK NATIONAL ASSOCIATION               $10,400,000.00       ------------         $ 10,400,000.00
One Federal Street
Boston, MA 02110

Attn. Kerry McElhiney
Telecopy: 617-346-0815


------------------
(a) The amounts stated under this heading are the actual principal amounts of Term Loans outstanding on June 22, 1998.

                                             Revolving Credit        Term Loan
                                                Commitment          Commitment               Total

VAN KAMPEN AMERICAN CAPITAL PRIME              ------------       $ 7,056,000.00         $ 7,056,000.00
RATE INCOME TRUST

c/o Van Kampen American Capital
One Parkview Plaza
Oakbrook Terrace, IL 60181

Att. Jeff Maillet
Telecopy: 630-684-6740

MERRILL LYNCH SENIOR FLOATING RATE             ------------       $ 6,174,000.00         $ 6,174,000.00
FUND, INC.

500 College Road
Area E4
Plainsboro, NJ 08536

Attn. John Geijer
Telecopy: 609-282-7616

ML CLO XII PILGRIM AMERICA (CAYMAN)            ------------       $ 6,174,000.00         $ 6,174,000.00
LTD.

Pilgrim America Investments Inc.
40 North Central Avenue, Suite 100
Phoenix, AZ 85004

Attn. Michael Bacevich
Telecopy: 602-417-8327

ML CBO IV (CAYMAN) LTD.                        ------------       $ 6,174,000.00         $ 6,174,000.00
Protective Asset Management
Two Galleria Tower
13455 Noel Road-LB #45
Dallas, TX 75240

Attn. Mark Okada
Telecopy: 972-233-4343

PAMCO CAYMAN LTD.                              ------------       $ 6,174,000.00         $ 6,174,000.00
Two Galleria Tower
13455 Noel Road-LB #45
Dallas, TX 75240

Attn. Mark Okada
Telecopy: 972-233-4343

PRIME INCOME TRUST                             ------------       $ 6,174,000.00         $ 6,174,000.00
Two World Trade Center
72nd Floor
New York, NY 10048

Attn. Rafael Scolari
Telecopy: 212-392-5345


                                             Revolving Credit        Term Loan
                                                Commitment          Commitment               Total
SENIOR DEBT PORTFOLIO                          ------------       $ 6,174,000.00         $ 6,174,000.00
Boston Management and Research
24 Federal Street
Boston, MA 02110

Attn. Gretchen Bergstresser
Telecopy: 617-695-9594

Total Allocation                              $65,000,000.00      $44,100,000.00        $109,100,000.00


                           FIRST UNION NATIONAL BANKERS

                           By: /s/ GEORGE L. WOOLSEY
                              ------------------------------
                                   George L. Woolsey
                                    Vice President

                           THE FIRST UNION NATIONAL BANKER OF BOSTON

                           By: /s/   MARIE C. DUPREY
                              ------------------------------
                                    Marie C. Duprey
                                    Vice President

                           FLEET NATIONAL BANK

                           By: /s/  TY ANDERSON
                              ------------------------------
                                      Ty Anderson
                                      Director

                           VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST

                           By: /s/ JEFFREY W. MAILLET
                              ------------------------------
                                   Jeffrey W. Maillet
                              Senior Vice President & Director

                           MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.

                           By: /s/  GIL MARCHAND
                              ------------------------------
                                    Gil Marchand
                                    Vice President

                           ML CLO XII PILGRIM AMERICA (CAYMAN) LTD.

                           By:  /s/ HOWARD TIFFEN
                              ------------------------------
                                    Howard Tiffen
                                Senior Vice President

                           ML CBO IV (CAYMAN) LTD.

                           By: /s/ MARK K. OKADA
                              ------------------------------
                                   Mark K. Okada CFA
                                Executive Vice President

                           PAMCO CAYMAN LTD.

                           By: /s/ MARK K. OKADA
                              ------------------------------
                                   Mark K. Okada CFA
                                Executive Vice President

                           PRIME INCOME TRUST

                           By: /s/ PETER GEWIRTZ
                              ------------------------------
                                  Peter Gewirtz
                               Authorized Signatory

                           SENIOR DEBT PORTFOLIO

                           By: /s/ PAYSON F. SWAFFIELD
                              ------------------------------
                                  Payson F. Swaffield
                                    Vice President


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